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                                                                    Exhibit 5(b)

                          INSTITUTIONAL LIQUID ASSETS


                               Written Action of
                   the sole Holder of Tax-Exempt Diversified
                              and Tax-Exempt California Units
                  ---------------------------------------------



          The undersigned, being the sole holder of Tax-Exempt Diversified and Tax-Exempt California Units of Institutional Liquid Assets, a Massachusetts business trust (the "Trust"), hereby consents to and takes the following action in writing in lieu of a meeting:


               RESOLVED, that the form, terms and provisions of the attached letter dated April 30th, 1990, from the Trust to the undersigned with respect to the Advisory Agreement and the Distribution Agreement, each dated April 30th, 1990, between the Trust and the undersigned are in all respects approved;

               RESOLVED, that the form, terms and provision of such Agreements, copies of which have been presented to the undersigned, be, and the same hereby are, in all respects approved.

               RESOLVED, that the selection of Arthur Andersen & Co. to act as independent public accountants for the Trust for the fiscal year ending December 31, 1990, be, and it hereby is, ratified and approved.


Dated:  April 30th, 1990


               GOLDMAN SACHS - INSTITUTIONAL TAX-EXEMPT ASSETS



               By: Stephen B. Wells
                  _______________________________________________
               Title: